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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): July 15, 1997
                                 (June 30, 1997)

                             American Standard Inc.

         Delaware                     33-64450                  25-0900465
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                              One Centennial Avenue
                                  P.O. Box 6820
                            Piscataway, NJ 08855-6820
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (908) 980-6000

                                       N/A
          (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets.

     On June 30, 1997, American Standard Inc. (the "Registrant") and certain of its affiliates consummated the acquisition of the European in vitro medical diagnostics business of Sorin Biomedica S.p.A., an affiliate of the FIAT Group ("Sorin"), by purchasing 100 percent of the capital stock of newly-formed entities to which the assets comprising that business had been contributed. On June 30, 1997, an indirect subsidiary of the Registrant also completed a merger with INCSTAR Corporation, a medical diagnostics company based in Stillwater, Minnesota ("INCSTAR"), pursuant to which shares of INCSTAR's common stock have been converted into the right to receive $6.32 per share in cash, without interest. . As a result of such merger, INCSTAR became an indirect, wholly-owned subsidiary of the Registrant. Sorin's in vitro business and INCSTAR develop and market test reagents for clinical diagnostics and medical research. The acquired businesses are part of a new Medical Systems Group formed by the Registrant that also includes two medical diagnostic product companies that the Registrant has been developing during the last several years, Sienna Biotech Inc. and Alimenterics Inc. The aggregate cost of the Sorin acquisition and the INCSTAR merger was approximately $210 million and was funded from the Registrant's existing bank credit facilities. A copy of the press release of American Standard Companies Inc. (NYSE:ASD), the Registrant's parent, announcing the consummation of the acquisition from Sorin and the INCSTAR merger (together, the "Acquisitions") is attached hereto as Exhibit (99) and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (7)(a) and (b) Financial Statements. The registrant has sought a waiver from the Securities and Exchange Commission from the requirements to file the historical and pro forma financial statements required hereunder. If such waiver is not obtained, the Registrant will make the required filings within the prescribed time period.

     (7)(c) Exhibits. The following exhibits are included or incorporated by reference in accordance with Regulation S-K, Item 601:

     (7)(c)(i) Agreement and Plan of Merger, dated as of March 10, 1997, among American Standard Inc., American Standard Medical Systems, Inc., ISTR Merger Corporation and INCSTAR Corporation (incorporated by reference
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      to Exhibit A to INCSTAR Corporation's definitive Proxy Statement on
      Schedule 14A (File No.1-9800), filed on May 31, 1997).

      (7)(c)(ii) Agreement, dated as of March 10, 1997, among Sorin Biomedica S.p.A., Sienna Biotech International Inc., WABCO Standard Trane B.V., and American Standard Inc., and Amendment No. 1 thereto, dated as June 30, 1997 (incorporated by reference to Exhibit (7)(c)(ii) to the Current Report on Form 8-K of American Standard Companies Inc. (File No. 1-11415), filed on July 15, 1997).

      (99) Press release of American Standard Companies Inc., issued on June 30, 1997 (incorporated by reference to Exhibit (99) to the Current Report on Form 8-K of American Standard Companies Inc. (File No. 1-11415), filed on July 15, 1997).
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    AMERICAN STANDARD INC.



                                    By: /s/ G. Ronald Simon
                                        Name: G. Ronald Simon
                                        Title: Vice President and Controller

Dated: July 15, 1997